UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 5, 2026
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 5, 2026, Genprex, Inc. (“Genprex” or the “Company”) issued a press release announcing results from a translational analysis of patients treated with its lead drug candidate, Reqorsa® (quaratusugene ozeplasmid), a gene therapy product. The data suggest that increased TUSC2 expression, the tumor suppressor gene used in REQORSA, is associated with a systemic transcriptional shift toward cellular maintenance, repair and quality control, a profile consistent with enhanced cellular resilience to aging-associated stress. The findings were presented in a poster titled “TUSC2 Gene Therapy Activates a Transcriptional Program that Enhances Cellular Resilience to Aging-Associated Stress” at the Gerontological Society of America (“GSA”) 2026 Annual Scientific Meeting taking place November 4-7, 2026, in National Harbor, Maryland. TUSC2 is a mitochondrial calcium-regulating protein whose expression declines with age, including in the human brain and other metabolically active tissues. Mice lacking TUSC2 develop multiple early signs of aging, including declines in hearing, smell and memory, and they have reduced lifespan. The researchers used REQORSA, which is designed to restore tumor-suppressor function through delivery of the TUSC2 gene, to study the blood’s transcriptional response to increased TUSC2.

The press release noted that the Company believes these findings show that REQORSA is associated with a shift toward cellular repair and maintenance pathways in patients, adding greater understanding of the therapeutic benefit of REQORSA. The press release further stated that work on the genes activated by administering REQORSA to lung cancer patients deepens the Company’s understanding of REQORSA biology and indicates that the TUSC2 gene appears to be involved in the control of at least some aspects of human aging.

The analysis used whole-blood transcriptomes from 11 lung cancer patients enrolled in two clinical trials evaluating REQORSA. Samples were collected before treatment and at 5 and 24 hours after intravenous administration. The researchers compared gene expression across the 0–5-hour, 5–24-hour, and 0–24-hour intervals to separate the acute response to delivery from the more sustained cellular-remodeling program. Key findings include:

●   A biphasic response was observed. At 5 hours, the response was dominated by innate immune, interferon, nucleic-acid-sensing, and chemokine pathways. This is most consistent with a nonspecific host reaction to the lipid nanoparticle delivery system.

●  By 24 hours, the profile shifted to cellular maintenance. The acute response partially subsided and was accompanied by increased expression of genes involved in mitochondrial adaptation, autophagy and lysosomal function, and endoplasmic reticulum protein folding and quality control. Immune surveillance and complement/phagocytic pathways were also elevated.  Ribosomal, translational, and IGF/mTOR-associated growth pathways were suppressed over the same period.

●   Mitochondrial gene expression showed a transient dip and recovery. Oxidative phosphorylation genes were transiently suppressed at 5 hours and recovered by 24 hours.

In collaboration with and pursuant to a sponsored research agreement with Meharry Medical College in Nashville, Tennessee, Genprex has been exploring aspects of REQORSA biology, including mitochondrial metabolism and molecular aging and their potential relationship to cancer. The collaboration builds on the scientific rationale underlying REQORSA, which is designed to restore tumor-suppressor function through delivery of the TUSC2 gene. Data from these sponsored studies have found that TUSC2 modulates cancer immune responses by boosting Natural Killer (“NK”) cell antitumor activity.

Research conducted through the collaboration is examining the broader biological activities of REQORSA, including its involvement in cellular metabolism and stress-response pathways. Research collaborators recently published new peer-reviewed preclinical data identifying the role of TUSC2 in maintaining cellular function during brain aging. The aforementioned GSA poster has been made available on Genprex’s website.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2025.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines and specifications; the timing and success of Genprex’s clinical trials, its intended regulatory submissions and any resulting regulatory approvals; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes, as well as the potential effect in aging-related biological processes and the Company’s belief that the TUSC2 gene appears to be involved in the control of at least some aspects of human aging; the effects of any strategic research and development prioritization initiatives, and any other strategic alternatives or other efforts that Genprex takes or may take in the future that are aimed at optimizing and re-focusing Genprex’s diabetes, oncology and/or other clinical development programs including prioritization of resources, and the extent to which Genprex is able to implement such efforts and initiatives successfully to achieve the desired and intended results thereof; Genprex’s future growth and financial status, including Genprex’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: November 5, 2026	By:	/s/ Ryan M. Confer
Ryan M. Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)